SECOND AMENDMENT TO
                                BLACK PEARL FUNDS
                      MASTER INVESTMENT ADVISORY AGREEMENT

      WHEREAS, Black Pearl Funds, a Delaware business trust (the "Trust") and Firsthand Capital Management, Inc. (the "Adviser"), each having its principal place of business at 125 South Market, Suite 1200, San Jose, California 95113, have entered into a Master Investment Advisory Agreement as of September 22, 2005 (the "Agreement");

      WHEREAS, the parties agree to amend the Agreement;

      NOW, THEREFORE, effective September 23, 2007, the Trust and the Adviser agree to amend the Agreement as follows:

      1.    Schedule A of the Agreement is hereby amended to read as follows:

                                   SCHEDULE A

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         FUND NAME              ANNUAL FEE AS A          TOTAL ANNUAL OPERATING
                             PERCENTAGE OF AVERAGE         EXPENSE LIMITATION*
                               DAILY NET ASSETS
--------------------------------------------------------------------------------
Black Pearl Focus Fund               1.50%              1.30% OF ITS AVERAGE
                                                        DAILY NET ASSETS
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* THE EXPENSE  LIMITATION LISTED HEREIN IS APPLICABLE FOR AN ADDITIONAL ONE YEAR
PERIOD, BEGINNING SEPTEMBER 23, 2007, AND MAY BE EXTENDED FOR ADDITIONAL ANNUAL PERIODS IF AGREED UPON BY THE TRUST AND THE ADVISER. THE EXPENSES INCLUDED WITHIN THE "TOTAL ANNUAL OPERATING EXPENSE LIMITATION" INCLUDE BOTH THE FEE PAYABLE UNDER THIS AGREEMENT AND THE FEES PAYABLE UNDER THE ADMINISTRATION AGREEMENT BETWEEN THE ADVISER AND THE TRUST, BUT SHALL NOT INCLUDE EXPENSES INCURRED BY THE FUND THAT ARE NOT SPECIFICALLY THE RESPONSIBILITY OF THE ADVISER UNDER THOSE AGREEMENTS.

      2. Excepted as amended hereof, the Agreement, including any past Amendments, shall remain in full force and effect.

      Executed this 10th day of August, 2007

BLACK PEARL FUNDS

By: /s/ Kevin Landis
    ---------------------
    Kevin Landis, Trustee

FIRSTHAND CAPITAL MANAGEMENT, INC.

By: /s/ Kevin Landis
    ---------------------
    Kevin Landis, President